Exhibit 10.2

Answers Corporation
237 West 35th Street, Suite 1101
New York, NY 10001

February 8, 2008

Interlachen Convertible Investments Limited
c/o Interlachen Capital Group LP
800 Nicollet Mall, Suite 2500
Minneapolis, MN 55402-2034

Attention: Gregg Colburn/Lance Breiland

Re:          Second Amendment to Securities Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement by and among Answers Corporation (the “Company”) and Interlachen Convertible Investments Limited (the “Investor”), dated as of January 15, 2008, as amended by that certain letter agreement between the Company and the Investor dated as of January 23, 2008 (the “Securities Purchase Agreement”).

1.             The Company and the Investor hereby agree that Section 4(k) of the Securities Purchase Agreement is hereby amended and replaced in its entirety to read as follows:

“              (k)           Additional Notes; Variable Securities; Dilutive Issuances.  So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.  For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible.  For so long as any Notes remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause, or but for the Securities Limitations (as defined below) would cause, the Company to be required to issue upon conversion of any Note any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market whether or not the Common Stock is listed on the

Principal Market or any applicable Eligible Market (as defined in the Registration Rights Agreement), in each case without giving effect to (x) the limitations on exercise contained in the Notes, and (y) the application of any Conversion Floor Price (as defined in the Notes) (the “Securities Limitations”).  For so long as any Notes are outstanding, unless or until the Required Stockholder Approval (as defined in the Notes) has been obtained, the Company shall not take any action if the effect of such action would be to cause the Conversion Price to be reduced below the Conversion Floor Price, in each case without giving effect to any Securities Limitations.”

2.             The Company and the Investor hereby agree that Section 7(ix) of the Securities Purchase Agreement is hereby amended and replaced in its entirety to read as follows:

“With respect to the Follow-On Issuance only, the Company shall have raised funds in an underwritten offering of common stock (the “Follow-On Offering”) (combined with the funds raised in connection with the issuance of the Follow-On Notes hereunder) sufficient to finance the closing of the acquisition of Lexico (the “Lexico Closing”) on terms and conditions acceptable to such Buyer and the Conversion Price (as defined in the Notes) of the Notes is greater than the Conversion Floor Price (as defined in the Notes).”

Reference is made to the form of Follow-On Notes attached as Exhibit A to the Securities Purchase Agreement.

3.             The Company and the Investor hereby agree that Section 7(a) of the form of Follow-On Notes attached as Exhibit A to the Securities Purchase Agreement is hereby amended by adding a new clause (vi) that shall read as follows:

“              (vi)          Floor Price.  Until such time as the Company receives any stockholder approval that may be required under any applicable stockholder approval provisions in order to allow the Conversion Price to be less than the Conversion Floor Price (as defined below), including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated (the “Required Stockholder Approval”), no adjustment pursuant to Sections 7(a) or 7(b) shall cause the Conversion Price to be less than $[        ](1), as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Conversion Floor Price”).

(1)  Insert amount obtained by the following formula:

Original Principal Amount 20%* TSO TSO = total number of shares of Common Stock outstanding on the Closing Date (which shall include all shares of Common Stock issued in the Follow-On Offering).

4.             The Company and the Investor hereby agree that clause (vi) of the definition of “Permitted Indebtedness” in Section 30(y) of the form of Follow-On Notes attached as Exhibit A to the Securities Purchase Agreement is hereby amended and replaced in its entirety with the following new clause (vi) that shall read as follows:

“(vi) the Deferred Amount and the Holdback (each, as defined in the Lexico Agreement), which bear interest (payable at maturity) no greater than seven percent (7.0%) per annum incurred by the Company which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon made in favor of the sellers pursuant to the Lexico Agreement (as defined in the Securities Purchase Agreement) not to exceed (A) $10,000,000 plus interest in the aggregate that does not become payable at any time earlier than two (2) years from the Closing Date or later and (B) principal not to exceed $10,000,000 plus interest in the aggregate that does not become payable at any time earlier than until thirty (30) months following the Closing Date or later, and that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in the Subordination Agreement (as defined in the Securities Purchase Agreement) (such Indebtedness, the “Lexico Indebtedness”),”

5.             The Company and the Investor agree that Section 8(a)(ii) of the form of Follow-On Notes attached as Exhibit A to the Securities Purchase Agreement shall apply, and the Investor shall be entitled to exercise the Lexico Redemption Right, each time any amount of any outstanding Lexico Indebtedness becomes due.  For the avoidance of doubt, a “Lexico Maturity Date” as defined in the form of Follow-On Notes shall include each day that any amount of the Deferred Amount or Holdback (each, as defined in the Lexico Agreement, as amended) becomes due or payable.

6.             The Company and the Investor hereby agree that each of the form of Subordination Agreement attached as Exhibit H to the Securities Purchase Agreement, and the form of Lexico Pledge and Security Agreement attached as Exhibit I to the Securities Purchase Agreement shall be amended as provided in the attached forms hereto.

7.             Upon execution of this Letter Agreement, except as modified by the provisions hereof, the Securities Purchase Agreement, including all exhibits thereto, will remain in full force and effect in accordance with its terms.

8.             This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9.             This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the Investor. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

If this Letter Agreement accurately reflects the understanding and agreement of the Investor, please sign below and return an executed copy of this Letter Agreement to the undersigned.

Very truly yours,

ANSWERS CORPORATION

By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Strategic Officer

Acknowledged and Agreed
as of this 8th day of February, 2008

INTERLACHEN CONVERTIBLE INVESTMENTS LIMITED

By:	Interlachen Capital Group LP, an
authorized signatory

	By:	Gregg T. Colburn
		Name:	Gregg T. Colburn
		Title:	Authorized Signatory